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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 8, 1996
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                           Siebert Financial Corp.
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             (Exact Name of Registrant as Specified in its Charter)

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
New York                            0-5703             11-1796714
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(State or Other                     (Commission        (I.R.S. Employer
Jurisdiction of                    File Number)        Identification No.)
Incorporation or
Organization)
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        885 Third Avenue, Suite 1720, New York, New York  10022
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              (Address of Principal Executive Offices)

 Registrant's telephone number, including area code:  (212) 644-2400
                                                      --------------

     J. Michaels Inc., 182 Smith Street, Brooklyn, New York 11201
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       (Former Name or Former Address, if Changed Since Last Report)
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Item 5.   OTHER EVENTS.

     On November 8, 1996, Muriel Siebert Capital Markets Group, Inc., the sole shareholder of Muriel Siebert & Co., Inc. ("Siebert"), merged (the "Merger") with and into J. Michaels, Inc. (the "Company"). As was contemplated by the Plan and Agreement of Merger, signed on April 24, 1996 (reported in the Form 8-K dated April 25, 1996), the Company liquidated all of its existing assets, and the existing shareholders of the Company received out of the liquidation proceeds a cash payment and the right to share pro rata in the remaining net after tax proceeds (after payment of expenses and liabilities) realized from the sale of the existing assets of the Company.

     The surviving corporation will continue the existing discount brokerage and capital markets businesses conducted by Siebert under the name Siebert Financial Corp. The Merger was approved by the shareholders of each of the Company and Siebert. The shareholders of the Company have retained 2.5% of the shares of the surviving company, and Muriel Siebert, the sole shareholder of Siebert, owns 97.5% of the outstanding shares of the surviving company.

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Item 7.   FINANCIAL STATEMENTS AND EXHIBITS
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          The following exhibits are filed as a part of this report.
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99.1      Press release dated November 11, 1996.

99.2      Press release dated April 25, 1996.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        SIEBERT FINANCIAL CORP.
                                        (Registrant)



                                        By:/s/ Muriel F. Siebert
                                           ---------------------
                                           Muriel F. Siebert
                                           President

Dated:  November 15, 1996





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                                 EXHIBIT INDEX



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EXHIBIT                            DOCUMENT                 PAGE
NUMBER                                                      NUMBER
99.1                          Press Release dated           4
                              November 11, 1996

99.2                          Press Release dated           6
                              April 25, 1996

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